As filed with the Securities and Exchange Commission on July 18, 2016

Registration No. 333-204843

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-3217389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(901) 369-4100

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

David J. Paterson

President and Chief Executive Officer

Verso Corporation

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(901) 369-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John-Paul Motley, Esq.

O’Melveny & Myers LLP

400 South Hope Street

Los Angeles, California 90071

(213) 430-6100

Approximate date of commencement of proposed sale to public: not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

REMOVAL OF COMMON STOCK FROM REGISTRATION

Verso Corporation (“Verso”) previously registered for resale, under a Registration Statement on Form S-3, as amended (Registration No. 333-204843) (the “Registration Statement”), 14,701,832 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), to be offered by the selling stockholders named in the Registration Statement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, Verso hereby removes from registration all of the Common Stock that remains unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Common Stock.

On January 26, 2016, Verso and substantially all of its direct and indirect subsidiaries (collectively, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On June 23, 2016, the Bankruptcy Court entered an order, Docket No. 1223, confirming the Debtors’ First Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated June 20, 2016 (the “Plan”). As of July 15, 2016, the effective date for the Plan, the shares of Common Stock outstanding immediately prior to the effectiveness of the Plan, including the Shares, have been cancelled and extinguished pursuant to the terms of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on July 18, 2016.

VERSO CORPORATION

By:	/s/ David J. Paterson
Name: David J. Paterson
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David J. Paterson, Allen J. Campbell, and Peter H. Kesser and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 18, 2016.

Signature	Capacity

/s/ David J. Paterson David J. Paterson	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

/s/ Allen J. Campbell	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Allen J. Campbell

/s/ Robert M. Amen	Director
Robert M. Amen

/s/ Alan J. Carr	Director
Alan J. Carr

/s/ Eugene I. Davis	Director
Eugene I. Davis

/s/ Jerome L. Goldman	Director
Jerome L. Goldman

/s/ Jay Shuster	Director
Jay Shuster